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                                                                   Exhibit 23.6


                      CONSENT OF SALOMON SMITH BARNEY INC.

     We hereby consent to the use of our name and to the description of our opinion letter, dated August 16, 2000, under the captions "Summary", "Special Factors--Background of the Merger", "Special Factors--Opinion of Financial Advisor to the Board of Directors of dELiA*s" and "Special Factors--Recommendation of the dELiA*s Board of Directors" in, and to the inclusion of such opinion letter as Appendix D to, the Joint Proxy Statement/Prospectus of dELiA*s Inc. and iTurf Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4
(File Number________) of iTurf Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                  /s/ SALOMON SMITH BARNEY INC.


New York, New York
August 24, 2000